Exhibit (p)(1)

Code of Ethics

PIMCO Funds: Pacific Investment Management Series

Pacific Investment Management Company LLC (“PIMCO”), the investment adviser and administrator to the PIMCO Funds, has adopted a Code of Ethics, which incorporates the Insider Trading Policy and Procedures adopted by PIMCO’s parent company, Allianz Dresdner Asset Management of America L.P. Both the PIMCO Code of Ethics and Allianz Dresdner Asset Management of America L.P. Insider Trading Policies and Procedures apply to any officers, directors, or employees of PIMCO. The following Code of Ethics (“Code”) is adopted by PIMCO Funds (the “Trust”) pursuant to Rule 17j-1 of the Investment Company Act of 1940 (the “Act”). This Code is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined) of the Trust reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder. This Code incorporates the PIMCO Code of Ethics and the Allianz Dresdner Asset Management of America L.P. Insider Trading Policies and Procedures with respect to any officer, employee, or director of PIMCO who may be an “access person” or “advisory person” of the Trust, as defined in the Rule.

I. Definitions

(A) “Access person” means any director, trustee, officer, general partner, or advisory person (as defined in this Code) of the Trust or PIMCO. However, the term “access person,” as contained herein, shall not include any Trustee or officer of the Trust or any other access person of the Trust who is subject to the Code of Ethics adopted by PIMCO. PIMCO has represented to the Trustees of the Trust that the Code of Ethics adopted by PIMCO covers all of the officers of the Trust and any other access persons of the Trust, with the exception of the Trustees who are not “interested persons” of the Trust within the meaning of Section 2(a)(19) of the Act.

(B) “Advisory person” means (1) any director, trustee, officer, general partner or employee of the Trust or PIMCO (or of any company in a control relationship to the Trust or PIMCO), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in this Code) by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Trust or PIMCO who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

(C) A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

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(D) A security is “being purchased or sold” by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

(E) “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

(F) “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that “control” generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

(G) A “security held or to be acquired” means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust or PIMCO for purchase by the Trust; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in Section I (K) of this Code.

(H) An “initial public offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

(I) “Investment personnel” means: (1) any employee of the Trust or PIMCO (or of any company in a control relationship to the Trust or PIMCO) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (2) any natural person who controls the Trust or PIMCO and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

(J) A “limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

(K) “Security” shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1 (such securities, “excluded securities”).

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(L) “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

II. Prohibited Purchases and Sales

(A) No access person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

(1) employ any device, scheme or artifice to defraud the Trust;

(2) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Trust;

(4) engage in any manipulative practice with respect to the Trust.

(B) In this connection it shall be impermissible for any access person to purchase or sell, directly or indirectly, any security (or any option to purchase or sell such security) in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he knows at the time of such purchase or sale:

(1) is being considered for purchase or sale by the Trust, or

(2) is being purchased or sold by the Trust.

This prohibition shall apply to a transaction if it occurs within 15 days prior to or after either:

(1) the purchase or sale of such security by the Trust; or

(2) the consideration of such purchase or sale by the Trust or PIMCO.

(C) No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the President of the Trust (or his delegate) or the Chief Compliance Officer of PIMCO (or his delegate), as appropriate, has authorized the transaction in advance.

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(D) Any access person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the President of the Trust (or his delegate), the Chief Compliance Officer of PIMCO (or his delegate), or both, as appropriate, prior to proceeding with the transaction.

III. Exempted Transactions

The prohibitions of Section II of this Code shall not apply to the following transactions by access persons:

(1) Purchases or sales of securities over which the access person has no direct or indirect influence or control;

(2) Purchases or sales of securities which are not eligible for purchase or sale by the Trust;

(3) Purchases or sales of securities which are non-volitional on the part of either the access person or the Trust;

(4) Purchases of securities which are part of an Automatic Investment Plan;

(5) Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer; and

(6) Transactions which appear to the President of the Trust (or his delegate) or the Chief Compliance Officer of PIMCO (or his delegate), as appropriate, to present no reasonable likelihood of harm to the Trust, which are otherwise in accordance with Rule 17j-1, and which the President of the Trust (or his delegate) or the Chief Compliance Officer of PIMCO (or his delegate), as appropriate, has authorized in advance.

IV. Reporting

(A) Every access person shall file with the Trust reports containing the information described in Sections IV(B), (C) and (D) of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (regardless of whether such transaction is listed in Section III (1) through (6)), provided, however, that such access person shall not be required to make a report with respect to transactions effected for any account over which

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such person does not have any direct or indirect influences or control; or if such person is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Act, and would be required to make such a report solely by reason of being a Trustee of the Trust, such Trustee is not required to file a report under this Section IV, except that, where such Trustee knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Trust, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the Trustee such security is or was purchased or sold by the Trust or such purchase or sale by the Trust is or was considered by the Trust or PIMCO, such Trustee must file a Quarterly Transaction Report under Section IV(C).

(B) Initial Holding Reports. No later than ten (10) days after a person becomes an access person, the person shall file a report containing the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an access person):

(1) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(2) The name of any broker, dealer or bank with whom the access person maintained an account in which any securities (including excluded securities) were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(3) The date that the report is submitted by the access person.

(C) Quarterly Reports. Transaction Report. No later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, every access person shall file a report containing the following information:

(1) The date of the transaction, the title, the interest rate and maturity (if applicable), the number of shares, and the principal amount of each security involved;

(2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Section III (2) through (6), or exception to Section II(C) which is relied upon;

(3) The price at which the transaction was effected;

(4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

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(5) The date that the report is submitted by the access person.

Account Report. With respect to any account established by an access person in which any securities (including excluded securities) were held during the quarter for the direct or indirect benefit of the access person, the access person shall file a report containing the following information:

(1) The name of the broker, dealer or bank with whom the access person established the account;

(2) The date the account was established; and

(3) The date that the report is submitted by the access person.

Automatic Investment Plans. An access person need not make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan.

(D) Annual Holdings Reports. Annually, every access person shall file a report containing the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(1) The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership;

(2) The name of any broker, dealer or bank with whom the access person maintains an account in which any securities (including excluded securities) are held for the direct or indirect benefit of the access person; and

(3) The date that the report is submitted by the access person.

(E) Any report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of Section II(A) hereof.

(F) If any access person is required to file reports of all his securities transactions on a current basis with the President of the Trust (or his delegate), and such reports contain the information required by Section IV (C), such reports shall be deemed to be sufficient for purposes of Section IV(C) of this Code and no separate report shall be required.

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V. Review, Enforcement and Compliance

(A) Review

(1) The President of the Trust (or his delegate) shall from time to time review the reported personal securities transactions of access persons to determine whether any transaction (“Reviewable Transactions”) listed in Section II may have occurred.

(2) If the President of the Trust (or his delegate) determines that a Reviewable Transaction may have occurred, he shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, the President of the Trust (or his delegate) shall give such person an opportunity to supply additional information regarding the transaction in question.

(B) Enforcement

(1) If the President of the Trust (or his delegate) determines that a violation of this Code may have occurred, he shall promptly report the possible violation to the Trustees of the Trust. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

(2) No person shall participate in a determination of whether he has committed a violation of this Code or in the imposition of any sanction against himself. If, for example, a securities transaction of the President of the Trust is under consideration, a Trustee of the Trust designated for the purpose by the Trustees of the Trust shall act in all respects in the manner prescribed herein for the President.

(C) Compliance

(1) The President of the Trust (or his delegate) shall identify all access persons required to make reports under this Code and inform them of their reporting obligation.

(2) Each access person shall be required to acknowledge receipt of a copy of this Code. A form for this purpose is attached to this Code as Appendix I.

(3) Each access person shall be required to certify upon commencement of the effective date of this Code, and annually thereafter, that such person has read and understood this Code and recognizes that such person is subject to this Code. Each annual certificate will also state that such person has complied with the requirements of this Code

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during the prior year, and that such person has disclosed, reported, or caused to be reported all transactions during the prior year in securities of which such person had or acquired beneficial ownership. A form for this purpose is attached to this Code as Appendix II.

(4) No less frequently than annually, the Trust shall furnish to the Trust’s Board of Trustees, and the Board must consider, a written report that:

(i) Describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(ii) Certifies that the Trust has adopted procedures reasonably necessary to prevent access person from violating the Code.

VI. Records

The Trust shall maintain records in the manner and to the extent set forth below, under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

(1) A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been in effect shall be preserved in an easily accessible place;

(2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(3) A copy of each report made pursuant to this Code by an access person, including any information provided under Section IV(F) in lieu of the reports under Section IV(C), shall be preserved by the Trust for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.

(5) A copy of each report required by Section V(C)(4) of the Code shall be preserved by the Trust for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

(6) The Trust shall preserve a record of any decision, and the reasons

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supporting the decision, to approve the acquisition by investment personnel of securities under Section II(C) of this Code, for at least five years after the end of the fiscal year in which the approval is granted.

VII. Confidentiality

All reports of securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

VIII. Amendment: Interpretation of Provisions

The Trustees may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

History of Amendments

History of adoptions and amendments:

Adopted: September 29, 2004

Effective: October 5, 2004

Amended: November 16, 2004 (material change)

Effective: February 1, 2005

Appendix I

ACKNOWLEDGMENT CERTIFICATION

PIMCO FUNDS

I hereby certify that I have read and understand the attached Code of Ethics. Pursuant to such Code, I have recognized that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Appendix II

ANNUAL CERTIFICATION OF COMPLIANCE

PIMCO FUNDS

I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31,             . Pursuant to such Code, I have disclosed or reported all personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred.

Date:
Signature

Appendix III

ANNUAL CERTIFICATION OF

PIMCO FUNDS

I, the undersigned hereby certify on behalf of PIMCO Funds (the “Trust”), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section V(C)(4)(ii) of the Trust’s Code of Ethics (“Code”), that the Trust has adopted procedures that are reasonably necessary to prevent access persons from violating the Code.

Date:
President